JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 8th day of December, 2008, by and among Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P.I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital Management LLC, Wynnefield Capital Inc., Nelson Obus, and Joshua Landes, Caiman Partners L.P., Caiman Capital GP, L.P., Caiman Capital Management LLC and Brian Kahn.

The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on Schedule 13D and Schedule 13G (the "Filings") required to be filed by them pursuant to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of the common stock of White Electronic Design Corporation, an Indiana corporation that are required to be reported on any Filings. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.

By: Wynnefield Capital Management, LLC,
its General Partner

By:	/s/ Nelson Obus
Nelson Obus, Co-Managing Member

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P., I

By:	Wynnefield Capital Management, LLC,
its General Partner

By:	/s/ Nelson Obus
Nelson Obus, Co-Managing Member

WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.

By:	Wynnefield Capital, Inc.,
its Investment Manager

By:	/s/ Nelson Obus
Nelson Obus, President

WYNNEFIELD CAPITAL MANAGEMENT, LLC

By:	/s/ Nelson Obus
Nelson Obus, Co-Managing Member

WYNNEFIELD CAPITAL, INC.

By:	/s/ Nelson Obus
Nelson Obus, President

/s/ Nelson Obus
Nelson Obus, Individually

/s/ Joshua H. Landes
Joshua H. Landes, Individually

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CAIMAN PARTNERS L.P.

By: Caiman Capital GP, L.P., its general partner

By: Caiman Capital Management LLC, its managing general partner

By:	/s/ Brian Kahn
Name: Brian Kahn
Title: Managing Member

CAIMAN CAPITAL GP, L.P.

By: Caiman Capital Management LLC, its managing general partner

By:	/s/ Brian Kahn
Name: Brian Kahn
Title: Managing Member

CAIMAN CAPITAL MANAGEMENT LLC

By:	/s/ Brian Kahn
Name: Brian Kahn
Title: Managing Member

/s/ Brian Kahn
Brian Kahn, Individually